UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2007

Tesco Corporation

(Exact Name of Registrant as Specified in Charter)

Alberta	0-28778	Not Applicable
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3993 West Sam Houston Parkway North

Suite 100

Houston, Texas 77043-1211

(Address of Principal Executive Offices, Including Zip Code)

713-359-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-law; Change in Fiscal Year.

On May 18, 2007, the shareholders of Tesco Corporation (the “Company”) approved certain amendments to the Company’s articles as described below. The amended and restated articles of the Company were effective as of May 30, 2007 and are attached to this Current Report as Exhibit 3.1.

The Company is amalgamated pursuant to the laws of the Province of Alberta and is subject to the Business Corporations Act (Alberta) (the “ABCA”). The ABCA requires that all meetings of the shareholders of the Company be held within the Province of Alberta unless the articles of the Company explicitly provide otherwise. The shareholders of the Company approved an amendment to the Company’s articles to permit shareholder meetings to be at any location within Canada, or in the U.S. cities of Houston, Texas where its corporate headquarters is located, or New York, New York where a substantial number of the Company’s shareholders are located. Prior to this amendment, meetings of the shareholders of the Company could only be held at any location within Canada.

In addition, the shareholders approved an amendment removing the following reference to the Company’s by-laws from the articles: “the by-laws of the Corporation, until replaced, amended or altered shall be the by-laws of the Corporation.”

Item 9.01.	Exhibits and Financial Statements.

(d)	Exhibits

Exhibit 3.1 Restated Articles of Amalgamation of Tesco Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

	By:	/s/ James A. Lank
Dated: June 1, 2007		James A. Lank General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 3.1	Restated Articles of Amalgamation of Tesco Corporation